Exhibit 3.2

BY-LAWS

OF

TRISTATE CAPITAL HOLDINGS, INC.

(as amended through March 26, 2013)

i

	2.11	Interested Directors or Officers; Quorum	8

	2.12	Compensation	9

	2.13	Presumption of Assent	9

	2.14	Presiding Officer	9

3.	COMMITTEES OF THE BOARD OF DIRECTORS		10

	3.1	Committees of the Board of directors	10

	3.2	Committee Rules	10

4.	OFFICERS		10

	4.1	Officers and Qualifications	10

	4.2	Election, Term, and Vacancies	10

	4.3	Removal; Resignation; Bond	11

	4.4	Chairman; Chief Executive Officer	11

	4.5	President	11

	4.6	Vice Chairman and Chief Financial Officer	11

	4.7	Vice Chairman	11

	4.8	Vice Presidents	12

	4.9	Secretary	12

	4.10	Other Management Officers	12

	4.11	Salaries	12

5.	SHARE CERTIFICATES AND TRANSFERS		12

	5.1	Certificated and Uncertificated Shares; Certificates	12

	5.2	Transfer of Shares	13

	5.3	Registrar, Transfer Agent, Authenticating Trustee	13

	5.4	Lost, Destroyed, or Stolen Certificates	13

6.	MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING, MEETINGS BY CONFERENCE TELEPHONE, AND MODIFICATION OF PROPOSALS		14

	6.1	Manner of Giving Notice	14

	6.2	Waiver of Notice	14

	6.3	Action by Unanimous Written Consent	14

	6.4	Meetings by Means of Conference Telephone or Other Electronic Technology	14

	6.5	Modification of Proposals	15

ii

7.	CERTAIN SHAREHOLDER RIGHTS		15

	7.1	Financial Reports to Shareholders	15

	7.2	Inspection of Corporate Records	15

8.	PERSONAL LIABILITY, INDEMNIFICATION, AND INSURANCE		16

	8.1	Personal Liability of Directors	16

	8.2	Mandatory Indemnification of Directors and Certain Other Persons	16

	8.3	Payment of indemnification	17

	8.4	First Resort; Non-exclusivity of Rights	17

	8.5	Funding	18

	8.6	Insurance	18

	8.8	Modification or Repeal	18

9.	GENERAL PROVISIONS		18

	9.1	Registered Office	18

	9.2	Other Offices	19

	9.3	Fiscal Year	19

	9.4	Amendment of Bylaws	19

iii

BY-LAWS

OF

TRISTATE CAPITAL HOLDINGS, INC.

1.	SHAREHOLDERS

1.1	Annual Meeting

An annual meeting of the shareholders shall be held in each calendar year, on a date and time fixed by the board of directors, for the purpose of electing directors and for the transaction of other business that may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday in the state where the meeting is to be held, the meeting shall be held on the next succeeding business day.

1.2	Special Meetings

Special meetings of the shareholders may be called at any time (a) by the board of directors, (b) by shareholders entitled to cast at least ten percent (10%) of the votes that all shareholders are entitled to cast at the particular meeting, or (c) by the Chairman. Upon written request of any person who has duly called a special meeting, the Secretary shall fix the time of the meeting, which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.

1.3	Place of Meeting

All meetings of the shareholders shall be held at the executive office of the Corporation or at another place, within or outside the Commonwealth of Pennsylvania, designated by the board of directors from time to time. A meeting need not be held at a particular geographic location if it is held by means of the Internet or other electronic communications technology in a fashion that allows all shareholders to have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, and pose questions to the directors.

1.4	Notice

Except as provided in section 1.6 of these bylaws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least ten (10) days prior to the day named for a meeting that will consider a fundamental transaction under 15 Pa.C.S. ch. 19 or at least five (5) days prior to the day named for a meeting in all other cases, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. If applicable, the notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of these bylaws; in this case, the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected by the amendment.

1.5	Quorum

A shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to a time and place they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods totaling at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

1.6	Adjournments

Adjournment or adjournments of any annual or special meeting of shareholders, other than one at which directors are to be elected, may be taken for any periods that the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. A meeting at which directors are to be elected shall be adjourned only from day to day, or for longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended, to be set forth in the original notice of the meeting and such notice had not been previously given.

1.7	Action by Shareholders

Whenever any corporate action is to be taken by vote of the shareholders at a meeting, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter, and if any shareholders are entitled to vote on the matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class on the matter, except where a different vote is required by law or the articles or these bylaws.

1.8	Voting Rights of Shareholders

Unless otherwise provided in the articles or any certificate of designation of preferred stock, every shareholder shall be entitled to one vote for every share outstanding in such shareholder’s name on the books of the Corporation (with the holders of preferred stock voting on an as-converted basis). Cumulative voting shall not be permitted.

1.9	Proxies

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with, or transmitted to, the Secretary of the Corporation. A telegram, telex, cablegram, datagram, e-mail, Internet communication, or other or similar electronic transmission from a shareholder or attorney-infact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated as properly executed if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for purposes of a particular meeting or transaction. Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will unless coupled with an interest, but the revocation of a proxy shall not be effective until written notice of the revocation has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

1.10	Voting List

The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote at the meeting to examine the list.

1.11	Determination of Shareholders of Record

(a) The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of or to vote at, the meeting; this time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be entitled to notice of or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed. The board of directors may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment unless the board of directors fixes a new record date for the adjourned meeting.

(b) If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, or to call a special meeting of the shareholders or to propose an amendment of the articles, shall be the close of business on the day on which the first written consent or dissent, request for special meeting, or petition proposing an amendment of the articles is filed with the Secretary of the Corporation.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

1.12	Conduct of Shareholders Meetings

All meetings of the shareholders shall be called to order and presided over by the Chairman, or in the Chairman’s absence, by the President, or, in the absence of the President, by an officer or director of the Corporation appointed by the President, or, if none of those persons is present, by a chairman of the meeting elected by the shareholders. The presiding officer shall determine the order of business and shall have authority to establish fair rules for the conduct of the meeting. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. After the polls close, no ballots, proxies, or votes, nor any revocations or changes thereof, may be accepted.

1.13	Voting by Fiduciaries and Pledgees

Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee, or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

1.14	Voting by Joint Holders of Shares

Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (a) if only one or more of the persons is present in person or by proxy, all of the shares standing in the names of the persons shall be deemed to be represented for the purpose of determining a quorum, and the Corporation shall accept as the vote of all such shares the vote cast by the person or a majority of persons who are present; and (b) if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. Notwithstanding the foregoing, if there has been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of such shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares, but only in accordance with the document.

1.15	Voting by Corporations

Any other domestic or foreign corporation, for-profit or not-for-profit, that is a shareholder of the Corporation may vote by any of its officers or agents, or by proxy appointed by any such officer or agent, unless some other person, by resolution of its board of directors or pursuant to a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of the Corporation, is appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Shares of the Corporation owned, directly or indirectly, by the Corporation and controlled, directly or indirectly, by the board of directors of the Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

1.16	Election of Directors

Only candidates for director who have been duly nominated in accordance with section 2.5 of these bylaws and Section 14 of the Covenants Annex to that certain Preferred Stock Purchase Agreement made and entered into as of April 24, 2012, by and among the Corporation, LM III TriState Holdings LLC and LM III-A TriState Holdings LLC, as amended from time to time (the “Preferred Stock Purchase Agreement”), shall be eligible for election. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The duly nominated candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately, up to the number of directors to be elected by the class or group of classes, shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

1.17	Advance Notice of Shareholder Proposals

Only proposals that are submitted in writing by a shareholder to the Secretary of the Corporation at least sixty (60) days prior to the anniversary of the immediately preceding annual meeting of shareholders may be acted upon at the annual meeting of shareholders.

2.	BOARD OF DIRECTORS

2.1	General

All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

2.2	Number, Qualifications, Term of Office

The board of directors of the Corporation shall consist of not less than five (5) nor more than fourteen (14) directors, the exact number to be set from time to time by resolution of the board of directors. The board of directors shall consist of four classes of directors, each class having as nearly as possible the same number of directors. The term of the classes of directors shall be four (4) years and shall be staggered so that one class of directors is elected each year. Each director shall hold office until the expiration of the term for which he or she was elected and until the director’s successor has been elected and qualified or until the director’s earlier death, resignation, or removal. Each director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Corporation.

2.3	Election

Directors of the Corporation shall be elected by the shareholders except as provided in section 2.4 of these bylaws.

2.4	Vacancies

Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation, or removal. When one or more directors resign from the board of directors effective at a future date, the directors then in office, including those who have resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

2.5	Nominations

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations, other than those made by or on behalf of the board of directors of the Corporation, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election of directors to be held at a special meeting of shareholders, the close of business on the fifteenth (15th) day following the date on which notice of the meeting is first given to shareholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and residence address of each proposed nominee and of the notifying shareholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the total number of shares of the Corporation that will be voted for each proposed nominee; (v) the total number of shares of the Corporation owned by the notifying shareholder; (vi) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming that person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder; (vii) any other information regarding each nominee proposed by the shareholder that is required to be included in a proxy statement filed with the Securities and Exchange Commission; and (viii) the consent of each nominee to serve as a director of the Corporation, if so elected. If the information submitted to the Corporation within the time prescribed above is determined by the Secretary of the Corporation to be deficient in any manner, the Secretary shall advise the notifying shareholder in writing of the deficiencies not later than the close of business on the fifth (5th) day following the date that the Corporation first received written notice of the nomination made by the notifying shareholder. The notifying shareholder must thereafter cure such deficiencies by sending a revised notification to the Secretary of the Corporation setting forth the required information, which must be received by the Secretary in writing not later than the fifth (5th) day following the date that the notifying shareholder received notice from the Corporation of the deficiencies in the notifying shareholder’s written nomination. Notwithstanding the above, these nominating procedures shall not apply to any special meeting of the shareholders of the Corporation called for the election of directors wherein notice of the meeting was not given to shareholders at least twenty (20) days prior to the day named for the meeting.

2.6	Removal and Resignation

(a) Removal by action of the shareholders. The entire board of directors, or any individual director may be removed from office by the shareholders only as set forth in the articles of incorporation or applicable law.

(b) Amendment or repeal. The repeal of the provisions of these bylaws prohibiting, or the addition of a provision to these bylaws permitting, the removal by the shareholders of the board of directors, a class of the board, or a director without assigning any cause shall not be applicable to any incumbent director during the balance of the term for which the director was selected.

(c) Removal by action of the directors. The board of directors may declare vacant the office of a director if that director:

(i) has been judicially declared of unsound mind;

(ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or

(iii) if within sixty (60) days after notice of his or her election, the director does not accept the office either in writing or by attending a meeting of the board of directors and fulfilling other requirements of qualification that these bylaws or the articles may provide.

(d) Resignation. Any director may resign at any time from his or her position as a director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a later time as may be specified in the notice of resignation.

2.7	Regular Meetings

The board of directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders or at another day, hour, and place fixed by the board of directors. The board of directors may designate by resolution the day, hour, and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.

2.8	Special Meetings

Special meetings of the board of directors may be called by the Chairman, or by any member of the board. The person or persons calling the special meeting may fix the day, hour, and place, within or outside the Commonwealth of Pennsylvania, of the meeting.

2.9	Notice of Meetings

No notice of any regular meeting of the board of directors need be given. Written notice of each special meeting of the board, specifying the place, day, and hour of the meeting, shall be given to each director at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the board of directors need be specified in the notice of the meeting.

2.10	Quorum of and Action by Directors

A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors except where a different vote is required by law or the articles or these bylaws. Every director shall be entitled to one vote.

2.11	Interested Directors or Officers; Quorum

A contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation, for-profit or not-for-profit, partnership, joint venture, trust, or other enterprise in which one or more of the Corporation’s directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because the common or interested director’s or officer’s vote is counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors that authorizes a contract or transaction specified in this section 2.11.

2.12	Compensation

By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or committee thereof or both; provided, however, that, if the board determines that it will pay such fees to any director, then all non-management members of the board shall receive compensation in the same manner. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for it, and a director may be a salaried officer or employee of the Corporation.

2.13	Presumption of Assent

A director of the Corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before its adjournment or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of a meeting incorrectly omitted the director’s dissent if, promptly upon receipt of a copy of the minutes, the director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

2.14	Presiding Officer

All meetings of the board of directors shall be called to order and presided over by the Chairman, if any, or, if there is no Chairman or in the Chairman’s absence, by the President or, in the absence of the Chairman and President, by a director appointed by the Chairman or, if none of those persons is present, by a chairman of the meeting elected at the meeting by the board.

3.	COMMITTEES OF THE BOARD

3.1	Committees of the Board

The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board except as limited by law. Each committee of the board of directors shall serve at the pleasure of the board.

3.2	Committee Rules

Unless the board of directors provides otherwise by resolution, each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the articles of the Corporation and these bylaws. In the absence of a resolution of the board of directors to the contrary, a majority of the entire authorized number of members of a committee shall be necessary to constitute a quorum for the transaction of business; the acts of a majority of the members present at a meeting if a quorum is then present shall be the acts of the committee, and in other respects, each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the articles of the Corporation and these bylaws.

4.	OFFICERS

4.1	Officers and Qualifications

The Corporation shall have a chairman and chief executive officer, a vice chairman and chief financial officer, a president, and a secretary, each of whom shall be elected or appointed by the board of directors. The board of directors may also elect a one or more vice chairmans, one or more vice presidents, and any other officers and assistant officers that the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors of the Corporation, and as between themselves and the Corporation, they shall have the authority and perform the duties in the management of the Corporation that are provided by or pursuant to these bylaws or that are determined by or pursuant to resolutions or orders of the board of directors.

4.2	Election, Term, and Vacancies

The officers and assistant officers of the Corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine and each officer shall hold office at the pleasure of the board or until the officer’s earlier death, resignation, or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

4.3	Removal; Resignation; Bond

(a) Removal. Any officer or agent of the Corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

(b) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a later time as specified in the notice of resignation.

(c) Bond. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

4.4	Chairman of the Board and Chief Executive Officer

The Chairman and Chief Executive Officer will be responsible for setting the Corporation’s overall strategy. He will monitor the Corporation’s performance through the President and Vice Chairman and Chief Financial Officer, who will report directly to him. He will chair the Loan Committee and Asset and Liability Committee. As Chairman, he will coordinate and oversee the fiduciary responsibilities of the Corporation to its shareholders.

4.5	President

The President will be responsible for execution of the Corporation’s strategy. He will be responsible for the public and customer image of the Corporation. The Senior Vice President-Marketing and the Chief Lending Officer will report directly to him. He will report directly to the Chairman and CEO or, if the President and the Chairman and the CEO are the same person, to the board of directors.

4.6	Vice Chairman and Chief Financial Officer

The Vice Chairman and Chief Financial Officer will be responsible for operations and administration as well as treasury and accounting. He will coordinate the interaction between the Bank and internal and external audit activity. The Senior Vice President-Operations and the Chief Accounting Officer will report directly to him.

4.7	Vice Chairman

Each Vice Chairman, if any, shall perform the duties that may be assigned to him or her by the board of directors or the Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer and the Vice Chairman and Chief Financial Officer, the most senior Vice Chairman shall perform the duties of the Chairman at any meeting of the board of directors.

4.8	Vice Presidents

Each Vice President, if any, shall perform the duties that may be assigned to him or her by the board of directors or the President. In the absence or disability of the President, the most senior in rank of the Vice Presidents, if any, shall perform the duties of the President.

4.9	Secretary

The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board in one or more books kept for that purpose, (b) have custody of the corporate records, stock books, and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by each shareholder, (d) see that all notices are duly given in accordance with law, the articles, and these bylaws, and (e) in general perform all the usual duties incident to the office of Secretary and any other duties that may be assigned to him or her by the board or the Chairman and Chief Executive Officer. The Secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed assistant secretary and may delegate custody of the Corporation’s stock books, stock ledgers, shareholder lists, and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar, or similar entity.

4.10	Other Management Officers

The Chairman and Chief Executive Officer may, subject to ratification by the board of directors, select and appoint other management officers as the Chairman and Chief Executive Officer deems advisable, who shall have the authority and perform the duties that may from time to time be prescribed by the board or assigned by the Chairman and Chief Executive Officer.

4.11	Salaries

Unless otherwise provided by the board of directors, the salaries of each of the executive officers elected by the board shall be fixed from time to time by the Compensation Committee of the board, and the salaries of all other officers of the Corporation shall be fixed from time to time by the Chairman and Chief Executive Officer or such other person as may be designated from time to time by the Chairman and Chief Executive Officer or the board.

5.	SHARE CERTIFICATES AND TRANSFERS

5.1	Certificated and Uncertificated Shares; Certificates

Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the board of directors, except that shares represented by a certificate that is issued and outstanding will continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owners thereof a written notice containing the information required to be set forth or stated on certificates by subsections (c) and (d) of § 1528 of the Pennsylvania Business Corporation Law of 1988, as

amended. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated and certificated shares of the same class and series shall be identical.

Share certificates shall be in the form approved by the board of directors and shall state: (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, that the share certificate represents.

If the Corporation is authorized to issue shares of more than one class or series, each share certificate shall also state, on the face or back of the certificate, that the Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the Corporation.

Every share certificate shall be executed by facsimile or otherwise, by or on behalf of the Corporation, by the Chairman and Chief Executive Officer, the President or any Vice President and countersigned by the Vice Chairman and Chief Financial Officer or by the Secretary.

5.2	Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation. Transfers shall be made by the Corporation or its duly authorized agent as required by law. The Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

5.3	Registrar, Transfer Agent, Authenticating Trustee

The Corporation may, but need not, designate another organization to act as authenticating trustee, transfer agent, registrar, or other agent for the Corporation in the registration of transfers of its securities, the issuance of new securities, or the cancellation of surrendered securities, and to perform other functions as agent for the Corporation as the Corporation may deem appropriate.

5.4	Lost, Destroyed, or Stolen Certificates

If the registered owner of a share certificate claims that the security has been lost, destroyed, or wrongfully taken, another may be issued in lieu thereof in a manner and upon the terms authorized by the board of directors, and shall be issued in place of the original security, in accordance with 13 Pa.C.S. § 8405(a), if the owner: (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the Corporation.

6.	MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING, MEETINGS BY CONFERENCE TELEPHONE, AND MODIFICATION OF PROPOSALS

6.1	Manner of Giving Notice

Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law, as it may be amended, or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first-class or express mail, postage prepaid, or by courier service, charges prepaid, to the shareholder’s address appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice, or by facsimile transmission, e-mail, or other electronic communication to the facsimile number or address for e-mail or other electronic communication supplied to the Corporation by the recipient for purpose of notice. Notice sent by mail or by courier service shall be deemed to have been given when deposited in the United States mail or courier service for delivery or, in the case of facsimile, e-mail, or other electronic communication, when sent.

6.2	Waiver of Notice

Whenever any written notice is required to be given by statute or the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

6.3	Action by Unanimous Written Consent

Any action required or permitted to be taken at a meeting of the shareholders, of a class of shareholders, or the directors, or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action taken is signed by all the shareholders who would be entitled to vote at a meeting for that purpose, or by all of the directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the Secretary of the Corporation.

6.4	Meetings by Means of Conference Telephone or Other Electronic Technology

(a) One or more persons may participate in a meeting of the directors, or of any committee of directors, by means of conference telephone or electronic technology by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

(b) Participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of or vote or action by, or consent or dissent of, the shareholder.

6.5	Modification of Proposals

Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with any clarifying or other amendments that do not enlarge its original purpose.

7.	CERTAIN SHAREHOLDER RIGHTS

7.1	Financial Reports to Shareholders

Unless otherwise agreed between the Corporation and a shareholder and until such time as the Corporation will have become a public company pursuant to the offering of any of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar federal statute then in force, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled to them within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled to them to whom a copy of the most recent annual financial statements has not previously been mailed. In lieu of mailing the statements, the Corporation may send them by facsimile, e-mail, or other electronic transmission to any shareholder who has supplied the Corporation with a facsimile number or address for electronic transmission for the purpose of receiving financial statements from the Corporation. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; otherwise, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation:

(1) Stating his or her reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation; and

(2) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

7.2	Inspection of Corporate Records

Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books, and records of account, and records of the proceedings of the incorporators, shareholders, and directors and to make copies or extracts from them. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to act on behalf of the shareholder for this purpose. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business wherever situated or in care of the person in charge of an actual business office of the Corporation.

8.	PERSONAL LIABILITY, INDEMNIFICATION, AND INSURANCE

8.1	Personal Liability of Directors

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa.C.S. §§ 1711-1718, the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (a) the responsibility or liability of the director pursuant to any criminal statute, or (b) the liability of a director for the payment of taxes pursuant to local, state, or Federal law. Any repeal, modification, or adoption of any provision inconsistent with this section 8.1 of these bylaws shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

8.2	Mandatory Indemnification of Directors and Certain Other Persons

(a) The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as it exists or may be amended, interpreted, or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director of the Corporation, or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director of the Corporation (the “Indemnified Persons”), against all expenses, liabilities and losses, including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually incurred or paid by such Indemnified Person in connection therewith.

(b) Notwithstanding the foregoing, except as provided in section 8.3 below, the Corporation shall indemnify any such Indemnified Person seeking indemnification in connection with a proceeding (or part thereof) initiated by that Indemnified Person only if such proceeding (or part thereof) was authorized by the board of directors.

(c) Subject to the limitation set forth above concerning proceedings initiated by the Indemnified Person seeking indemnification, the right to indemnification conferred in this section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this section 8.2 in advance of the final disposition promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnified Person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this section or otherwise.

(d) The right to indemnification and advancement of expenses provided herein shall continue as to an Indemnified Person who has ceased to be a director of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors, and administrators of that Indemnified Person.

8.3	Payment of Indemnification

If a claim for indemnification under section 8.2 of these bylaws is not paid in full by the Corporation within thirty (30) days after a written claim for indemnification has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

8.4	First Resort; Non-exclusivity of Rights

The Corporation shall be the indemnitor of first resort with respect to indemnifiable claims against Indemnified Persons, such that the Corporation’s obligations to such Indemnified Persons are primary and any obligation of any other party to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person is secondary. The Corporation shall advance the full amount of expenses incurred by such Indemnified Person and shall be liable for the full amount of all expenses, judgments, penalties fines and amounts paid in settlement to the extent legally permitted and as required by this Article 8 or any agreement between the bank and such Indemnified Persons, without regard to any rights such Indemnified Persons may have against any other party. The Corporation hereby irrevocably waives, relinquishes and releases all other persons from any and all claims against such parties for contribution, subrogation or any other recovery of any kind in respect of any indemnification of the Indemnified Persons by the Corporation under this Article 8. The Corporation shall indemnify the Indemnified Persons directly for any amounts that another party has provided as indemnification or advancement on behalf of any such Indemnified Person and for which such Indemnified Person may be entitled to indemnification from the Corporation in connection with serving as a director or officer of the Corporation or its subsidiaries. No advancement or payment by any other party on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Corporation shall affect the Corporation’s obligations hereunder and any such other party shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Corporation.

Notwithstanding the foregoing, however, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in section 8.2 and the right to payment of expenses conferred in section 8.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors, or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office. The Corporation has the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives, or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust, or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

8.5	Funding

The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this article 8 or otherwise.

8.6	Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

8.8	Modification or Repeal

Neither the modification, amendment, alteration, or repeal of this article 8 or any of its provisions nor the adoption of any provision inconsistent with this article 8 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of the modification, amendment, alteration, or repeal or the adoption of such inconsistent provision.

9.	GENERAL PROVISIONS

9.1	Registered Office

The registered office of the Corporation, required by law to be maintained in the Commonwealth of Pennsylvania, shall be One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the board of directors.

9.2	Other Offices

The Corporation may have additional offices and places of business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors may designate or as the business of the Corporation may require.

9.3	Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year.

9.4	Amendment of Bylaws

These bylaws may be amended or repealed, and new bylaws may be adopted, by approval of such by the board of directors, except where the power to repeal, adopt, or amend a bylaw on any subject is expressly committed to the shareholders by the Pennsylvania Business Corporation Law of 1988, as it may be amended, and subject always to the power of the shareholders to change any action taken by the board. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. Notwithstanding anything to the contrary in these Bylaws, the board of directors shall not amend or repeal or adopt new bylaws if such action would impair or adversely affect the rights provided for in (i) Section 14 and Section 15 of the Covenants Annex to the Preferred Stock Purchase Agreement, (ii) the Certificate of Designation of the Perpetual Convertible Preferred Stock, Series C (the “Series C Preferred”) of the Corporation, or (iii) the rights of the holders of Series C Preferred provided for in these Bylaws, regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed.